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                                 [LETTERHEAD]

                                                               EXHIBIT 5.1

                              December 18, 1995


ProNet Inc.
6340 LBJ Freeway
Dallas, Texas 75240

     Re:  ProNet Inc.
          Common Stock, par value $.01 per share
          REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel for ProNet Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock"), on the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about December 20, 1995. The Shares will be issued pursuant to the terms of the Company's 1995 Stock Incentive Plan.

     We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

     In reaching the opinions set forth herein, we have reviewed those agreements, certificates of public officials, officers of the Company and other persons, records, documents, and matters of law that we deemed relevant, including, but not limited to, (a) the Articles of Incorporation and Restated By-Laws of the Company and (b) resolutions previously adopted by the Board of Directors of the Company.

     Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that the Shares, when issued in accordance with the provisions of the Company's 1995 Stock Incentive Plan as described in the Registration Statement, will be legally issued, fully paid and nonassessable.


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ProNet Inc.
Page 2
December 18, 1995

     The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

          a. We have assumed that (i) all signatures on all documents reviewed by us are genuine, (ii) all documents submitted to us as originals are true and complete, (iii) all documents submitted to us as copies are true and complete copies of the originals thereof, (iv) all information submitted to us in the preparation of the Registration Statement is true and complete as of the date hereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in that capacity and (vii) the consideration to be received by the Company for each Share was equal to or exceeded the par value thereof.

          b. The opinions expressed above are limited to the laws of the State of Texas and the federal laws of the United States of America.

          c. The opinions expressed above speak as of the date hereof and are limited to the matters expressly set forth herein, and no opinion is to be implied or inferred beyond such matters.

     This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     This firm disclaims any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

                                       Respectfully submitted,

                                       /s/ Vinson & Elkins L.L.P.
                                       ---------------------------------
                                           Vinson & Elkins L.L.P.